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                                                                    Exhibit 99.1



                     CBS CORPORATION REPORTS RECORD RESULTS
                             FOR FOURTH QUARTER 1999

                                 REVENUES UP 24%
                                  EBITDA UP 85%
                           AFTER TAX CASH FLOW UP 81%
                        TELEVISION SEGMENT EBITDA UP 209%

        NEW YORK, February 15, 2000 -- CBS Corporation (NYSE: CBS) today reported record revenues, EBITDA and after tax cash flow for the fourth quarter of 1999.

        The Company's revenues for the fourth quarter climbed to a record $2,219 million, as compared to $1,791 million for the fourth quarter of 1998, an increase of approximately 24%. EBITDA (earnings before interest, taxes, depreciation and amortization, minority interests and equity losses) for the fourth quarter of 1999 was $523 million, as compared to $282 million for the fourth quarter a year ago, an increase of approximately 85%. After tax cash flow (defined as income from continuing operations before New Media and equity losses, and depreciation and amortization, as adjusted for the minority interests) for the quarter grew to $279 million, as compared to $154 million for the fourth quarter last year, an increase of 81%. As a result of the Company's deferred tax position, after tax cash flow adjusted for cash taxes only was $332 million, an increase of $157 million or 90% from the fourth quarter of 1998.

        All of the Company's operating segments, except for the newly created New Media segment, reported record fourth quarter results, led by CBS Television and Infinity, which posted quarter-to-quarter revenue growth of 23% and 32%, respectively. EBITDA for the Television segment was up a record 209%.

        "This was a great quarter, capping off a year where we produced record growth in revenues, EBITDA and after tax cash flow," said Mel Karmazin, President and Chief Executive Officer, CBS Corporation. "This growth was fueled by our Television segment, which enjoyed substantial increases in the value of its advertising time, and by our Infinity subsidiary, which posted double-digit growth in every category. During the quarter, we completed the acquisition of King World -- one of the premier names in television syndication. Also in the quarter, Infinity completed its acquisition of Outdoor Systems, which significantly expands our out-of-home position in the largest revenue markets. Looking forward, we continue to be superbly positioned in all segments to profit from a very robust advertising market."



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        Television segment revenues during the quarter climbed to $1,331 million, an increase of approximately $248 million or 23%, reflecting pricing increases and the inclusion of the results of King World. Excluding the impact of King World, Television segment revenues increased by approximately $145 million, or 13%. EBITDA at the Television segment for the quarter increased by approximately $136 million to $201 million, an increase of 209%, reflecting the strong increases in 1999 revenue and the inclusion of the results of King World. Excluding King World, Television segment EBITDA increased by approximately $108 million or 166%, versus last year's fourth quarter.

        Infinity's revenues also grew to record levels reaching $759 million for the quarter -- an increase of $186 million, or 32% over the prior year period. Infinity's dramatic growth reflects a 17% increase in radio revenues and a 90% increase in outdoor advertising revenues. Excluding the newly acquired Outdoor Systems, Infinity's revenue would have increased by approximately $113 million, or 20%. EBITDA at Infinity also grew dramatically as a result of increased revenues during 1999, climbing by $93 million to $350 million, an increase of 36%, for the quarter over the prior year period. Infinity's EBITDA growth reflects increases of 22% at Infinity's radio operations and 180% at its outdoor advertising operations. Excluding the impact of Outdoor Systems, same-station EBITDA at Infinity grew by 23%.

         EBITDA at the Cable segment also increased during the quarter, up approximately $34 million, or 121%. The Cable segment increase primarily reflects operating gains at TNN, its country lifestyles cable network, and the elimination of certain 1998 fourth quarter losses related to two cable networks that were divested late in 1998. Excluding the impact of the two cable networks divested last year and recovery of a previously written off receivable, the Cable segment EBITDA increased by approximately $12 million, or 28%.

        The Company's newly created New Media segment incurred a loss of $30 million primarily as a result of a majority investment in iWon.com, which in the fourth quarter launched an aggressive advertising and marketing plan. The majority of these advertising and marketing costs were spent on the CBS and Infinity media properties.

        The Company's net interest expense for the fourth quarter of 1999 was $61 million, as compared to $98 million in 1998's fourth quarter, a decrease of approximately 38%. This decrease was principally due to: lower debt levels as a result of proceeds received from Infinity's initial public offering in late 1998; proceeds from business dispositions; cash received upon the closing of the King World acquisition; and cash flow from operations offset in part by $1.8 billion in debt assumed upon the consummation of the Outdoor Systems acquisition.

        Income taxes for the fourth quarter of 1999 were $159 million, as compared to $27 million for the fourth quarter of 1998, an increase of $132 million. The increase is principally due to higher operating results.


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        During the fourth quarter of 1999, the Company recognized its proportionate share of losses for its Internet based equity investments, as well as the related amortization expense. Together, these non-cash expenses totaled $45 million after tax. The Company's non-cash losses reflect a continuing investment in Internet based companies, which have aggressive start-up advertising and marketing campaigns. These non-cash losses are expected to increase as the Company adds to its strategic investments in Internet companies.

        The Company's income from continuing operations for the fourth quarter of 1999 was $19 million, or $0.03 per diluted share, as compared to $3 million for the fourth quarter of 1998, or $0.00 per diluted share, an increase of $16 million.

        The Company's reported net income for the quarter was $251 million, or $0.34 per diluted share, as compared to a net loss for the year-ago quarter of $1 million, or $0.00 per diluted share. The fourth quarter of 1999 includes a $232 million after tax net gain on the disposal of certain discontinued operations, or $0.31 per diluted share. This gain was due to the favorable resolution of a number of contingencies related to the Company's disposal of its former industrial businesses.

        Mr. Karmazin concluded: "We enter the year 2000 with excellent momentum in all of our businesses, and eagerly anticipate the closing of our merger with Viacom Inc., which was recently overwhelmingly approved by the shareholders of both companies."


RESULTS FOR THE YEAR ENDED DECEMBER 31, 1999

        The Company's revenues from continuing operations for 1999 were $7,373 million, an increase of 8% over the prior year. Excluding the 1999 impact of King World and Outdoor Systems, the 1998 Winter Olympics and including the pro-forma effect of the American Radio Systems acquisition in the prior year, revenues for the year ended December 31, 1999 increased by approximately 10%.

        The Company's EBITDA for 1999 increased by $540 million to $1,636 million, or 49% over the prior year. The Company's after tax cash flow for 1999 increased by $304 million to $863 million, or 54% over the prior year. As a result of the Company's deferred tax position, after tax cash flow adjusted for cash taxes only was $1,190 million, an increase of $503 million, or 73% from 1998. For the full year 1999, the Company reported income from continuing operations of $157 million or $0.22 per diluted share, compared to a loss of $12 million, or $0.02 per diluted share, for the year 1998. Net income for the full year 1999 totaled $780 million, or $1.08 per diluted share, compared to a loss of $21 million, or $0.03 per diluted share for the year 1998. Net income during 1999 includes an after tax gain on disposal of discontinued operations of $628 million, or $0.87 per diluted share.

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        CBS Corporation is composed of CBS Television, Cable, New Media and a majority stake of Infinity Broadcasting Corporation, its out-of-home media subsidiary. CBS Television is comprised of the CBS Television Network, 16 CBS owned television stations, eight of which are in the Top 10 markets, and King World -- CBS's newly acquired television syndication business. CBS Cable consists of two country networks and regional sports operations. CBS New Media is comprised of the Company's Internet operations. Infinity Broadcasting Corporation operates 163 radio stations, and TDI and Outdoor Systems, Inc., its outdoor advertising businesses.


NOTE: CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF CBS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED BY FORM 10-K/A, FOR THE 1998 YEAR AND SUBSEQUENT REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ADDITIONAL INFORMATION CONCERNING SUCH RISKS AND UNCERTAINTIES.

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Contacts:     Gil Schwartz         CBS Corporation    212/975-2121   gdschwartz@cbs.com
              Dana McClintock      CBS Corporation    212/975-1077   dlmcclintock@cbs.com
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